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KPMG

KPMG LLP
Chartered Accountants
Box 10426 777 Dunsmuir Street                   Telephone (604) 691-3000
Vancouver BC V7Y 1K3                            Telefax (604) 691-3031
Canada                                          www.kpmg.ca



United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


October 9, 2001


Ladies and Gentlemen:


We were previously the principal accountants for Silverado Gold Mines Ltd and, under the date of March 14, 2001, we reported on the consolidated financial statements of Silverado Gold Mines Ltd. as of and for the years ended November 30, 2000 and 1999. On October 9, 2001, we resigned as principal accountants.

We have read the statements made by Silverado Gold Mines Ltd.
included under Item 4 of its Form 8-K Current Report dated October 9, 2001 and we agree with such statements.

Very truly yours,

/s/ KPMG LLP

Chartered Accountants

Guy Elliott, Partner
(604) 691-3126

/74275

KPMG LLP, is a Canadian owned limited liability partnership established under the laws of Ontario, is a member firm of KPMG International, a Swiss association